As filed with the Securities and Exchange Commission on August 31, 2022

Registration No. 333-258579

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLY FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Ally Detroit Center

500 Woodward Ave., Floor 10

Detroit, Michigan 48226

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. DeBrunner

Ally Detroit Center

500 Woodward Ave.

Detroit, Michigan 48226

(866) 710-4623

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Jeffrey Belisle, Esq. Ally Detroit Center 500 Woodward Ave. Detroit, Michigan 48226 (866) 710-4623	John B. Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4077

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-258579) is being filed to reflect that Ally Financial Inc. (the “Company”) has entered into a new selling agent agreement dated August 31, 2022 (the “Selling Agent Agreement”) with certain agents (the “Agents”), some of which were not party to the prior selling agent agreement dated August 6, 2021. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Ally Financial Inc.

Ally Financial Term Notes

Due from 9 Months to 30 Years from Date of Issue

Ally Financial Inc. may offer to sell its notes (“Ally Financial Term Notes”) from time to time. Ally has registered an indeterminate amount of Ally Financial Term Notes. The specific terms of each Ally Financial Term Note will be set prior to the time of sale and described in a pricing supplement to this prospectus. You should read this prospectus, including the documents incorporated by reference herein, and the applicable pricing supplement carefully before you invest.

•	The Ally Financial Term Notes will mature from 9 months to 30 years from date of issue, as specified in the applicable pricing supplement.

•	The Ally Financial Term Notes may be subject to redemption or repayment at our option or the option of the holder, as specified in the applicable pricing supplement.

•

The Ally Financial Term Notes will bear interest at either a fixed or floating rate, as specified in the applicable pricing supplement. The floating interest rate formula may be based on the Treasury Rate, the Prime Rate or such other base rate or interest rate formula as is specified in the applicable pricing supplement.

•

Interest on fixed rate Ally Financial Term Notes will be paid monthly, quarterly, semi-annually or annually or as otherwise specified in the applicable pricing supplement. Interest on floating rate Ally Financial Term Notes will be paid on dates specified in the applicable pricing supplement.

•	Unless otherwise specified in the applicable pricing supplement, the Ally Financial Term Notes will have minimum denominations of $1,000 increased in integral multiples of $1,000

Investing in the Ally Financial Term Notes offered by this prospectus involves risks. See “Risk Factors” beginning on page 8 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

The Ally Financial Term Notes will be offered through selling agents (the “Agents”) on a delayed or continuous basis. The Agents have agreed to use their reasonable efforts to solicit purchases of the Ally Financial Term Notes. Unless otherwise specified in an applicable pricing supplement, the Ally Financial Term Notes will not be listed on any securities exchange, listing authority or quotation system, and there can be no assurance that the Ally Financial Term Notes offered will be sold or that there will be a secondary market for the Ally Financial Term Notes.

The Agents have advised us that they intend to make a market in the Ally Financial Term Notes, but the Agents are not obligated to do so, and any market-making with respect to the Ally Financial Term Notes may be discontinued without notice at any time. No termination date for the offering of the Ally Financial Term Notes has been established.

	Per Ally Financial Term Note	Total
Price to public	100.000%, unless otherwise specified in an applicable Pricing Supplement
Agents’ discounts and concessions	0.300% – 3.150%
Proceeds, before expenses, to Ally	96.850% – 99.700%

The Ally Financial Term Notes will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

InspereX

BofA Securities	Citigroup	J.P. Morgan

Morgan Stanley	RBC Capital Markets

The date of this prospectus is August 31, 2022.

Unless the context indicates otherwise, references in this prospectus to “the Company,” “Ally,” “we,” “us” and “our” refer to Ally Financial Inc. and its consolidated subsidiaries.

AGENTS AND DEALERS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE ALLY FINANCIAL TERM NOTES OFFERED IN THIS PROSPECTUS, INCLUDING STABILIZING TRANSACTIONS, SHORT-COVERING TRANSACTIONS AND PENALTY BIDS. THESE TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell the Ally Financial Term Notes described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Ally Financial Term Notes we may offer. Each time we sell Ally Financial Term Notes, we will provide a pricing supplement that will contain specific information about the terms of that offering. The pricing supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any pricing supplement together with additional information described under the heading “Information Incorporated By Reference; Where You Can Find More Information.”

Neither we nor the Agents have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any pricing supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Agents are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any pricing supplement is accurate as of any date other than their respective dates.

The distribution of this prospectus and any pricing supplement and the offering of the Ally Financial Term Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus or any pricing supplement comes should inform themselves about and observe such restrictions. This prospectus and any pricing supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is directed to you if you are a resident of the United States. We do not claim any responsibility to advise you if you are a resident of a country other than the United States with respect to any matters that may affect the purchase, sale, holding or receipt of payments of principal of, premium, if any, and interest, if any, on, the Ally Financial Term Notes. If you are not a resident of the United States, you should consult your own legal, tax and financial advisors with regard to these matters.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results.

This prospectus, including any information incorporated by reference in this prospectus contains forward- looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include:

•	evolving local, regional, national, or international business, economic, or political conditions;

•	changes in laws or the regulatory or supervisory environment, including as a result of financial-services legislation, regulation, or policies or changes in government officials or other personnel;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by governmental agencies, central banks, or supranational authorities;

•	changes in accounting standards or policies;

•

changes in the automotive industry or the markets for new or used vehicles, including the rise of vehicle sharing and ride hailing, the development of autonomous and alternative-energy vehicles, and the impact of demographic shifts on attitudes and behaviors toward vehicle type, ownership, and use;

•	any instability or breakdown in the financial system, including as a result of the failure of a financial institution or other participant in it;

•

disruptions or shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations;

•	the discontinuation of LIBOR and any negative impacts that could result;

•	changes in business or consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households;

•	changes in our corporate or business strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to execute our business strategy for Ally Bank, including its digital focus;

•

our ability to optimize our automotive finance and insurance businesses and to continue diversifying into and growing other consumer and commercial business lines, including mortgage lending, point-of-sale personal lending, credit cards, corporate finance, brokerage, and wealth management;

•	our ability to develop capital plans acceptable to the FRB and our ability to implement them, including any payment of dividends or share repurchases;

•

our ability to conduct appropriate stress tests and effectively plan for and manage capital or liquidity consistent with evolving business or operational needs, risk-management standards, and regulatory or supervisory requirements or expectations;

•	our ability to cost-effectively fund our business and operations, including through deposits and the capital markets;

•	changes in any credit rating assigned to Ally, including Ally Bank;

•	adverse publicity or other reputational harm to us, our service providers, or our senior officers;

•	our ability to develop, maintain, or market our products or services or to absorb unanticipated costs or liabilities associated with those products or services;

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our ability to innovate, to anticipate the needs of current or future customers, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

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the continuing profitability and viability of our dealer-centric automotive finance and insurance businesses, especially in the face of competition from captive finance companies and their automotive manufacturing sponsors and challenges to the dealer’s role as intermediary between manufacturers and purchasers;

•	our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk;

•	changes in the credit, liquidity, or other financial condition of our customers, counterparties, service providers, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies;

•

judicial, regulatory, or administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, us or the financial services industry;

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the potential outcomes of judicial, regulatory, or administrative inquiries, examinations, investigations, proceedings, or disputes to which we are or may be subject, and our ability to absorb and address any damages or other remedies that are sought or awarded, and any collateral consequences;

•	the performance and availability of third-party service providers on whom we rely in delivering products and services to our customers and otherwise conducting our business and operations;

•	our ability to manage and mitigate security risks, including our capacity to withstand cyberattacks;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk;

•

our ability to keep pace with changes in technology that affect us or our customers, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property;

•	our ability to successfully make and integrate acquisitions;

•	the adequacy of our succession planning for key executives or other personnel and our ability to attract or retain qualified employees;

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natural or man-made disasters, calamities, or conflicts, including terrorist events cyber-warfare, and pandemics (such as adverse effects of the COVID-19 pandemic on us and our customers, counterparties, employees, and service providers);

•	our ability to maintain appropriate ESG practices, oversight, and disclosures;

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policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change of the transition to a lower-carbon economy on our business, operations, and reputation; or

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other assumptions, risks, or uncertainties described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, or the Notes to the Condensed Consolidated Financial Statements of our Quarterly Report on Form 10-Q for the period ended June 30, 2022 or described in any of the Company’s annual, quarterly or current reports and any other documents specifically incorporated by reference herein. See “Information Incorporated by Reference; Where You Can Find More Information.”

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K and any other documents specifically incorporated by reference herein.

Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.

SUMMARY

This summary describes some of the principal terms of the Ally Financial Term Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Ally Financial Term Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Ally Financial Term Notes. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the terms of the Ally Financial Term Notes, as well as the other considerations that are important in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 8 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 2..

Final terms of any particular series of Ally Financial Term Notes will be determined at the time of sale and will be contained in the pricing supplement relating to that series of Ally Financial Term Notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in the “Description of Ally Financial Term Notes.”

Issuer	Ally Financial Inc.

Purchasing Agent	InspereX LLC

Title	Ally Financial Term Notes

Amount	Ally has registered an indeterminate amount of Ally Financial Term Notes. Additional Ally Financial Term Notes may be issued in the future without the consent of the holders of Ally Financial Term Notes. The Ally Financial Term Notes will not contain any limitations on our ability to issue additional indebtedness in the form of Ally Financial Term Notes or otherwise.

Denomination	Unless otherwise specified in the applicable pricing supplement, the authorized minimum denominations of Ally Financial Term Notes will be $1,000 increased in integral multiples of $1,000.

Ranking	The Ally Financial Term Notes are unsecured and unsubordinated obligations of Ally Financial Inc. and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Ally Financial Inc. from time to time outstanding (other than obligations preferred by mandatory provision of law).

Maturity	The Ally Financial Term Notes will mature from nine months to thirty years from the date of issue, as specified in the applicable pricing supplement.

Interest Rate	As more fully specified in the applicable pricing supplement, Ally Financial Term Notes will bear interest from the date on which such Ally Financial Term Notes are issued at a fixed or floating interest rate. Ally may issue a series of Fixed Rate Ally Financial Term Notes with a fixed interest rate of zero at an Issue Price representing a substantial discount from the principal amount payable upon the Maturity Date (a “Zero-Coupon Ally Financial Term Note”).

Interest Payment Date	Unless otherwise specified in the applicable pricing supplement, interest on each Fixed Rate Ally Financial Term Note (other than a Zero-Coupon Ally Financial Term Note) will be calculated on the basis of a 360-day year of twelve 30-day months, payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and on the Maturity Date. Interest on each Floating Rate Ally Financial Term Note will be calculated and payable as set forth in the applicable pricing supplement. If applicable, interest will also be paid on the date of redemption or repayment if an Ally Financial Term Note is redeemed or repurchased in accordance with its terms prior to its stated maturity.

Principal	Unless otherwise provided in the applicable pricing supplement, the principal amount of the Ally Financial Term Notes will be payable on the Maturity Date of such Ally Financial Term Notes at the Corporate Trust Office of the Trustee or at such other place as we may designate.

Redemption	Unless otherwise specified in the applicable pricing supplement, we will not be permitted to redeem an Ally Financial Term Note and the holder will not be able to require us to repay the Ally Financial Term Note prior to its Maturity Date.

Sinking Fund	Unless otherwise specified in the applicable pricing supplement, the Ally Financial Term Notes will not be subject to any sinking fund.

Form of Ally Financial Term Notes, Sale and Clearance	Unless otherwise specified in the applicable pricing supplement or as required by the indenture, Ally Financial Term Notes will be issued in book-entry form only and will be represented by one or more global Ally Financial Term Notes in fully registered form, without coupons. We currently do not intend to issue Ally Financial Term Notes in certificated form.

The Ally Financial Term Notes will clear through The Depository Trust Company, or any successor thereto. Global Ally Financial Term Notes will be exchangeable for definitive Ally Financial Term Notes only in limited circumstances. See “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

We will sell Ally Financial Term Notes in the United States only.

Survivor’s Option

The applicable pricing supplement will indicate whether the holder of an Ally Financial Term Note will have the right to require us to repayan Ally Financial Term Note prior to its Maturity Date upon the death of the beneficial owner of such Ally Financial Term Note. This feature, which is referred to as a “Survivor’s Option,” permits the optional repayment of an Ally Financial Term Note prior to its stated maturity, if requested by the authorized representative of the beneficial owner of such Ally Financial Term Note within one year of the death of the beneficial owner of the Ally Financial Term Note, so long as the Ally Financial Term Note was owned by the beneficial owner at least six months prior to his or her death. Your Ally Financial Term Notes will not be repaid in this manner unless the pricing supplement for your Ally Financial Term Notes specifically provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of Ally Financial Term Notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of Ally Financial Term Notes in any calendar year. Additional details on the Survivor’s Option are described in the section entitled “Description of Ally Financial Term Notes—Repayment upon Death—The Survivor’s Option” on page 27.

Trustee	The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, under an Indenture dated as of September 24, 1996, as amended and supplemented from time to time.

Agents	InspereX LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Selling Group Members	The Agents and dealers composing the selling group are broker- dealers and securities firms. The Agents, including the Purchasing Agent, have entered into a Selling Agent Agreement with us dated August 31, 2022. Broker-dealers and/or securities firms who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The Agents and the dealers have agreed to market and sell the Ally Financial Term Notes in accordance with the terms of those respective agreements and all applicable laws and regulations. You may contact the Purchasing Agent at info@insperex.com for a list of selling group members.

RISK FACTORS

Your investment in Ally Financial Term Notes involves risks. In consultation with your own financial, tax and legal advisors, you should be aware of, and carefully consider, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus and the documents incorporated by reference herein, including the discussions in our Annual Report on Form 10-K for the year ended December 31, 2021 (which may be amended or supplemented in subsequent reports on Form 10-K, Form 10-Q or Form 8-K), before deciding whether to participate in any offering of Ally Financial Term Notes. We believe the most significant of the risks and uncertainties that are specific to the Ally Financial Term Notes are described below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” on page 2 of this prospectus. If applicable, we will include in any pricing supplement a description of significant additional risks specific to investing in the offering described therein.

Risks Related to the Ally Financial Term Notes

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Ally Financial Term Notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have a substantial amount of indebtedness, which requires significant interest and principal payments. As of June 30, 2022, we had approximately $25.6 billion in principal amount of indebtedness outstanding (including $15.6 billion in secured indebtedness). Our existing and future secured indebtedness will rank effectively senior to the Ally Financial Term Notes offered hereby to the extent of the value of the assets securing such indebtedness. We may incur additional indebtedness from time to time. If we do so, the risks related to our high level of indebtedness could be increased.

Our substantial level of indebtedness could have important consequences to holders of the Ally Financial Term Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Ally Financial Term Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•

limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross- default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Ally Financial Term Notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness, to refinance our indebtedness or to fund capital expenditures will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from our subsidiaries and required capital levels with respect to certain of our banking and insurance subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our subsidiaries are not guarantors of the Ally Financial Term Notes and will not be restricted under the indenture for the Ally Financial Term Notes. Your right to receive payments on the Ally Financial Term Notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

Our subsidiaries will not guarantee the Ally Financial Term Notes and will not be restricted under the indenture for the Ally Financial Term Notes. Accordingly, in the event of a bankruptcy or insolvency, the claims of creditors of our subsidiaries would rank effectively senior to the Ally Financial Term Notes, to the extent of the assets of those subsidiaries. None of our subsidiaries, or any of their respective subsidiaries, has any obligation to pay any amounts due on the Ally Financial Term Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Our less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements. As a result, we may not be able to access their cash flows to service our debt obligations, including obligations in respect of the Ally Financial Term Notes.

The Ally Financial Term Notes will be effectively subordinated to our existing and future secured indebtedness which is secured by a lien on certain of our assets.

As of June 30, 2022, we had approximately $15.6 billion in aggregate principal amount of secured indebtedness outstanding. The Ally Financial Term Notes will not be secured by any of our assets. As a result, our existing and future secured indebtedness will rank effectively senior to the indebtedness represented by the Ally Financial Term Notes, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our secured creditors will have a superior claim to their collateral, as applicable. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the Ally Financial Term Notes. The existing and future liabilities of our subsidiaries will be structurally senior to the indebtedness represented by the Ally Financial Term Notes to the extent of the value of the assets of such subsidiaries.

In addition, if we default under any of our existing or future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on the pledged assets to the exclusion of the holders of the Ally Financial Term Notes, even if an event of default exists under the indenture governing the Ally Financial Term Notes at such time. In any such event, because the Ally Financial Term Notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

The Ally Financial Term Notes will not be guaranteed by the FDIC or any other governmental agency.

The Ally Financial Term Notes are not bank deposits and are not insured by the Federal Deposit Institution Corporation (“FDIC”) or any other governmental agency.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created a resolution regime known as the “orderly liquidation authority.” Under the orderly liquidation authority, the FDIC may be appointed as receiver for an entity, including a bank holding company such as Ally, for purposes of liquidating the entity if the Secretary of the Treasury, following a process set out in the Dodd-Frank Act, determines that the entity is in default or danger of default and that the entity’s failure and its resolution under otherwise applicable law would have serious adverse effects on the financial stability of the United States.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the power of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the power of the FDIC to transfer claims to a “bridge” entity. As a consequence of the power of the FDIC under the orderly liquidation authority, the holders of the Ally Financial Term Notes may be fully subordinated to interests held by the U.S. government and others in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. Although the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are possible. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

A court could deem the issuance of the Ally Financial Term Notes to be a fraudulent conveyance and void all or a portion of the obligations represented by the Ally Financial Term Notes.

In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for less than reasonably equivalent value or fair consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may generally recover transfers or void obligations outside of bankruptcy under applicable fraudulent transfer laws, within the applicable limitation period, which are typically longer than two years. In bankruptcy, a representative of the estate may also assert such claims. If a court were to find that Ally issued the Ally Financial Term Notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the Ally Financial Term Notes. In addition, under such circumstances, the value of any consideration holders received with respect to the Ally Financial Term Notes could also be subject to recovery from such holders and possibly from subsequent transferees.

Therefore, an Ally Financial Term Note could be voided, or claims in respect of an Ally Financial Term Note could be subordinated to all other debts of Ally, if Ally at the time it incurred the indebtedness evidenced by the Ally Financial Term Notes received less than reasonably equivalent value or fair consideration for the issuance of the Ally Financial Term Notes, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which Ally’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether Ally would be considered to be insolvent. If a court determined that Ally was insolvent after giving effect to the issuance of the Ally Financial Term Notes, it could void the Ally Financial Term Notes, or potentially impose other forms of damages.

With respect to certain actions under the indenture governing the Ally Financial Term Notes, holders of all series of Ally Financial Term Notes issued under the indenture that are adversely affected by such actions will vote together as a single class; therefore the voting interest of a holder of an Ally Financial Term Note of a particular series will be diluted with respect to such actions.

For purposes of the indenture governing the Ally Financial Term Notes, all Ally Financial Term Notes issued thereunder will generally constitute a single class of debt securities. Therefore, certain actions under the indenture governing the Ally Financial Term Notes other than those actions affecting only a particular series of Ally Financial Term Notes will require the consent of the holders of not less than 66 2/3% in aggregate principal amount of Ally Financial Term Notes of all series issued thereunder that are affected thereby. See “Description of Ally Financial Term Notes—Modification of the Indenture.” Consequently, any action requiring the consent of holders of any series of Ally Financial Term Notes under the indenture may also require the consent of holders of a significant portion of the other series of Ally Financial Term Notes issued thereunder, and the individual voting interest of each holder of Ally Financial Term Notes may be accordingly diluted with respect to such actions. In addition, holders of all series of Ally Financial Term Notes could vote in favor of certain actions under the indenture that holders of a particular series of the Ally Financial Term Notes vote against, and the requisite consent to such action could be received nonetheless. We also may, from time to time, issue additional Ally Financial Term Notes under the indenture governing the Ally Financial Term Notes which could further dilute the individual voting interest of each holder of Ally Financial Term Notes with respect to such actions.

We cannot assure you that a market will develop or be maintained for the Ally Financial Term Notes or what the market price will be.

We cannot assure you that a trading market for the Ally Financial Term Notes will develop or be maintained. Many factors will affect the trading market, if any, of the Ally Financial Term Notes. These factors include:

•	the creditworthiness of Ally Financial Inc.;

•	the method of calculating the principal, premium and interest in respect of the Ally Financial Term Notes;

•	the time remaining to the maturity of the Ally Financial Term Notes;

•	the outstanding amount of the Ally Financial Term Notes and the amount of other outstanding indebtedness of Ally Financial Inc.;

•	the redemption features, if any, of the Ally Financial Term Notes;

•	the absence or inclusion of a Survivor’s Option and the terms thereof; and

•	the level, direction and volatility of market interest rates generally.

Also, because we may design some Ally Financial Term Notes for specific investment objectives or strategies, such Ally Financial Term Notes will have a more limited trading market and experience more price volatility than other Ally Financial Term Notes. You should be aware that there may be few investors willing to buy Ally Financial Term Notes at any time that you might decide to sell your Ally Financial Term Notes. This limited market may affect the price you receive for your Ally Financial Term Notes or your ability to sell the Ally Financial Term Notes at all. You should not purchase Ally Financial Term Notes unless you understand, and are able to bear, the investment risks associated with the Ally Financial Term Notes.

Our ability to redeem the Ally Financial Term Notes at our option may adversely affect your return on the Ally Financial Term Notes.

If your Ally Financial Term Notes are redeemable at our option, we may choose to redeem the Ally Financial Term Notes at times when prevailing interest rates may be lower than the rate borne by the Ally Financial Term Notes. Accordingly, you will not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Ally Financial Term Notes being redeemed. If we have the right to redeem your Ally Financial Term Notes, you should consider the related reinvestment risk in light of other investments available to you at the time of your investment in the Ally Financial Term Notes.

If the pricing supplement applicable to a series of Ally Financial Term Notes provides that we have the right to redeem the Ally Financial Term Notes, our ability to redeem the Ally Financial Term Notes at our option is likely to affect the market value of the Ally Financial Term Notes. In particular, as the redemption date or dates approach, the market value of the Ally Financial Term Notes generally will not rise substantially above the redemption price because of the optional redemption feature.

If your Ally Financial Term Notes include the Survivor’s Option, your ability to exercise this option will be subject to limitations.

If you hold Ally Financial Term Notes that include the Survivor’s Option, the authorized representative of your estate will be able to exercise the Survivor’s Option only if at the time of your death you had held the Ally Financial Term Notes for a period of at least six months prior to your death. A request to exercise the Survivor’s Option must be made within one year of the death of the beneficial owner of the Ally Financial Term Notes. In addition, the right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises of the Survivor’s Option by all holders of Ally Financial Term Notes in any calendar year and (2) the permitted dollar amount of an individual exercise of the Survivor’s Option by the holder of an Ally Financial Term Note in any calendar year. See “Description of Ally Financial Term Notes—Repayment upon Death—The Survivor’s Option.”

Uncertainty relating to the reform of reference rates and their potential discontinuance may materially adversely affect the value of any Floating Rate Ally Financial Term Notes.

National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be “reference rates.” In addition, certain indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Actions by such regulators and law enforcement agencies or these reforms may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates.

At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to any reference rates, or the establishment of alternative reference rates may have on current benchmarks or floating rate debt securities, including the Floating Rate Ally Financial Term Notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including any Floating Rate Ally Financial Term Notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for any Floating Rate Ally Financial Term Notes to be materially different than expected.

The Ally Financial Term Notes are subject to laws of the State of New York that limit the amount of interest that can be charged and paid on such an investment. This could limit the amount of interest you may receive on the Ally Financial Term Notes.

The Ally Financial Term Notes will be governed by and construed in accordance with the laws of the State of New York. The State of New York has usury laws that limit the amount of interest that can be charged and paid on loans, which include debt securities like the Ally Financial Term Notes. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan equal to or greater than $250,000 and less than $2,500,000 is 25% per annum on a simple interest basis. This limit may not apply to Ally Financial Term Notes in which $2,500,000 or more has been invested.

While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states have laws that regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws before investing in the Ally Financial Term Notes. We covenant for the benefit of the beneficial owners of the Ally Financial Term Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Ally Financial Term Notes.

DESCRIPTION OF ALLY FINANCIAL INC.

Ally Financial Inc. is a digital financial-services company committed to its promise to “Do It Right” for its consumer, commercial, and corporate customers. Ally is composed of an industry-leading independent automotive finance and insurance operation, an award-winning digital direct bank (Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products), a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies, and securities brokerage and investment advisory services. We are a Delaware corporation and are registered as a bank holding company under the Bank Holding Company Act of 1956 as amended, and a financial holding company under the Gramm- Leach-Bliley Act of 1999 as amended.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at Ally Detroit Center, 500 Woodward Ave., Floor 10, Detroit, Michigan 48226, and our telephone number is 866-710-4623.

USE OF PROCEEDS

We will add the proceeds from the sale of the Ally Financial Term Notes to the general funds of Ally and they will be available for general corporate purposes, which may include the purchase of receivables, the making of loans, the repayment or repurchase of existing indebtedness, the reduction of short-term borrowings or for investment in short-term securities.

DESCRIPTION OF ALLY FINANCIAL TERM NOTES

The general terms and conditions in this prospectus will apply to each Ally Financial Term Note unless otherwise specified in the applicable pricing supplement and in the Ally Financial Term Note. In the event the terms and conditions in this prospectus conflict with the terms and conditions in the applicable pricing supplement, the terms and conditions of the pricing supplement shall control. It is important for you to consider the information contained in this prospectus and the pricing supplement in making your investment decision.

The statements in this prospectus concerning the Ally Financial Term Notes and the Indenture are a summary of certain provisions of the Indenture and the Ally Financial Term Notes. Other statements in this prospectus concerning the Ally Financial Term Notes, such as the description of the Floating Rate Ally Financial Term Notes, will be established pursuant to a supplemental indenture or set forth in a resolution of our board of directors, as permitted by the Indenture. Such summaries are not complete and you should refer to the provisions in the Indenture, the applicable supplemental indenture or board resolution, and the applicable Ally Financial Term Notes, including the definitions of certain terms therein, which are controlling. The Indenture, the applicable supplemental indenture or board resolution, and the applicable Ally Financial Term Note are each incorporated by reference in this prospectus and the following summary is qualified in its entirety by reference thereto.

General Terms of the Ally Financial Term Notes

Currency

References in this prospectus to “U.S. dollars” and “$” are to the currency of the United States of America.

Amount

Ally has registered an indeterminate amount of Ally Financial Term Notes. Additional Ally Financial Term Notes may be issued in the future without the consent of the holders of Ally Financial Term Notes. The Ally Financial Term Notes will not contain any limitations on our ability to issue additional indebtedness in the form of Ally Financial Term Notes or otherwise.

Indenture

We will issue the Ally Financial Term Notes under an Indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006, and a Third Supplemental Indenture dated as of August 24, 2012 (together, the “Indenture”) between us and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee.

The Indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the Ally Financial Term Notes that we may incur, and we may, from time to time, and without the consent of the holders of the Ally Financial Term Notes, issue additional debt securities, including Ally Financial Term Notes. As permitted by the Indenture, the terms of each series of Ally Financial Term Notes will be established pursuant to a supplemental indenture or in or pursuant to a resolution of our board of directors. We will issue Series A Ally Financial Term Notes in multiple tranches under the Indenture, as supplemented by a Fourth Supplemental Indenture dated as of August 24, 2012 between us and the Trustee, which established such Series A.

The Trustee will, at our written direction, authenticate and deliver the Ally Financial Term Notes executed and delivered to it by us as set forth in the Indenture.

Ranking

The Ally Financial Term Notes will constitute our unsecured and unsubordinated indebtedness and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness from time to time outstanding (other than obligations preferred by mandatory provisions of law).

Maturity

The Ally Financial Term Notes will mature on the Maturity Date (as defined herein), which may be any day nine months to thirty years from the Issue Date (as defined below), as specified in the applicable pricing supplement. The principal amount of the Ally Financial Term Notes will be payable on the Maturity Date at the Corporate Trust Office of The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, or at such other place as we may designate. If the Maturity Date of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date.

Interest

Each Ally Financial Term Note will bear interest from the Issue Date at either:

•

a fixed rate (“Fixed Rate Ally Financial Term Notes”) set forth in the applicable pricing supplement, which fixed rate may be zero in the case of an Ally Financial Term Note issued at an Issue Price (as defined below) representing a substantial discount from the principal amount payable upon the Maturity Date (a “Zero-Coupon Ally Financial Term Note”); or

•

a floating rate or rates determined by reference to one or more Base Rates (as defined below) set forth in the applicable pricing supplement, which floating rate or rates may be adjusted by a Spread and/or Spread Multiplier (each as defined below) (“Floating Rate Ally Financial Term Notes”).

Denominations

Unless otherwise specified in the applicable pricing supplement, the authorized minimum denominations of the Ally Financial Term Notes will be $1,000 and integral multiples of $1,000 above that amount.

Pricing Supplement

Unless otherwise specified in the applicable pricing supplement:

•	the Ally Financial Term Notes may not be redeemed by us, or repaid at your option, prior to their Maturity Date. See “Description of Ally Financial Term Notes—Redemption and Repayment;”

•	the Ally Financial Term Notes will not be subject to any sinking fund; and

•

the amount of any Discount Ally Financial Term Note (as such term is defined in “Description of Ally Financial Term Notes—Interest and Payments of Principal and Interest—Discount Ally Financial Term Notes”), including Zero-Coupon Ally Financial Term Notes, payable upon redemption by us, repayment at your option or acceleration of Maturity (as such term is defined in “Description of Ally Financial Term Notes—Glossary”), if applicable for such Discount Ally Financial Term Note, in lieu of the stated principal amount due at the Maturity Date, will be the Amortized Face Amount (as defined below) of such Discount Ally Financial Term Note as of the date of such redemption, repayment or acceleration, as the case may be.

The pricing supplement relating to each Ally Financial Term Note or Ally Financial Term Notes will generally describe the following terms:

•

whether the Ally Financial Term Note is a Fixed Rate Ally Financial Term Note, a Floating Rate Ally Financial Term Note, a Zero-Coupon Ally Financial Term Note or other Discount Ally Financial Term Note;

•	the price at which the Ally Financial Term Note will be issued to the public (the “Issue Price”);

•	the date on which the Ally Financial Term Note will be issued to the public (the “Issue Date”);

•	the Maturity Date of the Ally Financial Term Note;

•	if the Ally Financial Term Note is a Fixed Rate Ally Financial Term Note, the rate per annum at which the Ally Financial Term Note will bear interest, if any (the “Interest Rate”);

•

if the Ally Financial Term Note is a Floating Rate Ally Financial Term Note, the Base Rate or Rates, the Initial Interest Rate or formula for determining the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (all as defined herein), and any other terms relating to the method of calculating the Interest Rate for the Ally Financial Term Note;

•	whether the Ally Financial Term Note may be redeemed at our option, or repaid at your option, prior to its Maturity Date, and if so, the provisions relating to any such redemption or repayment;

•

whether the authorized representative of the holder of a beneficial interest in the Ally Financial Term Note will have the right to repayment upon the death of the holder as described under “Description of Ally Financial Term Notes—Repayment upon Death—The Survivor’s Option”;

•	the provisions, if any, for the defeasance of the Ally Financial Term Notes of the series;

•	special U.S. federal income tax consequences of the purchase, ownership and disposition of the Ally Financial Term Notes, if any; and

•	any other significant terms of the Ally Financial Term Notes not inconsistent with the provisions of the Indenture.

Glossary

You should refer to the Indenture and the form of Ally Financial Term Notes filed as exhibits to the registration statement to which this prospectus relates or to the applicable supplemental indenture or board resolution and the form of the applicable Ally Financial Term Notes when available for the full definition of certain terms applicable to a particular series of Ally Financial Term Notes. We have set forth below a number of definitions of terms used in this prospectus with respect to the Ally Financial Term Notes.

The “Amortized Face Amount” of a Discount Ally Financial Term Note is the amount equal to:

•	the Issue Price of a Discount Ally Financial Term Note set forth in the applicable pricing supplement, plus

•

the portion of the difference between the Issue Price and the principal amount of the Discount Ally Financial Term Note that has accrued at the yield to maturity set forth in the pricing supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date the Amortized Face Amount is calculated, but in no event will the Amortized Face Amount of the Discount Ally Financial Term Note exceed its stated principal amount. See also “U.S. Federal Income Tax Consequences—OID.”

“Business Day” with respect to any Ally Financial Term Note means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York.

“Interest Payment Date” with respect to any Ally Financial Term Note means the stated maturity of an installment of interest on such Note.

“Maturity” means the date on which the principal of an Ally Financial Term Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its Maturity Date (as defined below) or by declaration of acceleration, call for redemption at our option, repayment at your option, or otherwise.

“Maturity Date” with respect to any Ally Financial Term Note means the stated maturity of such Ally Financial Term Note, as specified on such Ally Financial Term Note.

“Regular Record Date” with respect to:

•

any Interest Payment Date for Fixed Rate Ally Financial Term Notes means, unless otherwise specified in the applicable pricing supplement, the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date is the final Interest Payment Date; and

•

any Interest Payment Date for Ally Financial Term Notes other than Fixed Rate Ally Financial Term Notes means, unless otherwise specified in the applicable pricing supplement, the date, whether or not a Business Day, 15 calendar days prior to the Interest Payment Date.

Interest and Payments of Principal and Interest

General

As the owner of a beneficial interest in an Ally Financial Term Note, you will receive payment in accordance with the procedures of the Depositary and its participants, in effect from time to time as described under “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

Unless otherwise specified in the applicable pricing supplement:

•

all interest payments on a certificated Ally Financial Term Note (other than interest on the Maturity Date) will be made by check and mailed by the Company to the person entitled thereto as listed on the Note Register. Payments of principal, premium, if any, and interest, if any, at the Maturity Date will be made in immediately available funds upon surrender of the Ally Financial Term Note at the office of the Paying Agent, provided that such Ally Financial Term Note is presented to the Paying Agent in time for the Paying Agent to make payments in funds in accordance with its normal procedures;

•

principal, and premium, if any, and interest, if any, payable at Maturity of an Ally Financial Term Note held in book-entry form will be made by wire transfer in immediately available funds to an account specified by the Depositary; and

•

payments of interest on an Ally Financial Term Note held in book-entry form (other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary.

We will pay any administrative costs imposed by banks for payments in immediately available funds, but you will bear any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax.

Unless otherwise specified in the applicable pricing supplement, if the principal of any Discount Ally Financial Term Note is declared due and payable immediately as described under “Events of Default,” the amount of principal due and payable is limited to the aggregate principal amount of the Ally Financial Term Note multiplied by the sum (expressed as a percentage of the aggregate principal amount) of its Issue Price and the discount amortized using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration) from the Issue Date to the date of declaration. Special considerations applicable to the Ally Financial Term Notes will be set forth in the applicable pricing supplement.

The Interest Payment Dates for Fixed Rate Ally Financial Term Notes are described below under “Fixed Rate Ally Financial Term Notes—Interest Periods and Payment Dates,” and the Interest Payment Dates for Floating Rate Ally Financial Term Notes are described below under “Floating Rate Ally Financial Term Notes— Interest Payment Dates.”

Fixed Rate Ally Financial Term Notes

Interest Periods and Payment Dates

Each Fixed Rate Ally Financial Term Note will bear interest from and including its Issue Date at the rate per annum set forth on the Ally Financial Term Note and in the applicable pricing supplement until we pay or make available for payment the principal amount of the Ally Financial Term Note in full. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Ally Financial Term Note (other than a ZeroCoupon Ally Financial Term Note) either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if an Ally Financial Term Note is repurchased or repaid by us prior to Maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option). Interest will be payable to the person in whose name an Ally Financial Term Note is registered at the close of business on the Regular Record Date immediately preceding each Interest Payment Date; provided, however, that interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal, premium, if any, or interest, if any, required to be made on a Fixed Rate Ally Financial Term Note on a day which is not a Business Day does not have to be made on that day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest will accrue as a result of the delayed payment. Unless otherwise specified in the applicable pricing supplement, any interest on Fixed Rate Ally Financial Term Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates that we will agree to pay on newly-issued Ally Financial Term Notes are subject to change without notice by us from time to time, but no such change will affect any Ally Financial Term Notes already issued or as to which an offer to purchase has been accepted by us.

The Interest Payment Dates for an Ally Financial Term Note that provides for fixed rate interest payments are as follows:

Interest Payments	Interest Payment Dates
Monthly	Fifteenth day of each calendar month (or the next Business Day), commencing in the first succeeding calendar month following the month in which the Ally Financial Term Note is issued.

Quarterly	Fifteenth day of every third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Ally Financial Term Note is issued.

Semi-annually	Fifteenth day of every sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Ally Financial Term Note is issued.

Interest Payments	Interest Payment Dates

Annually	Fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Ally Financial Term Note is issued.

The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date is the final Interest Payment Date.

Each payment of interest on an Ally Financial Term Note includes accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), to, but excluding, the relevant Interest Payment Date or the Maturity Date, as the case may be.

Floating Rate Ally Financial Term Notes

Interest Rates

Unless otherwise specified in the applicable pricing supplement, each Floating Rate Ally Financial Term Note will bear interest at a rate determined by an interest rate base (the “Base Rate”), which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below).

The “Spread” is the number of basis points (one basis point equals one hundredth of a percentage point) to be added to or subtracted from the Base Rate applicable to the Floating Rate Ally Financial Term Note.

The “Spread Multiplier” is the percentage of the Base Rate applicable to the Floating Rate Ally Financial Term Note used to determine the interest rate on the Floating Rate Ally Financial Term Note.

The “Index Maturity” for any Floating Rate Ally Financial Term Note is the period to maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable pricing supplement.

Each Floating Rate Ally Financial Term Note and the applicable pricing supplement will specify the Index Maturity and the Spread and/or Spread Multiplier, if any.

We may change the Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Ally Financial Term Notes from time to time, but no change will affect any Ally Financial Term Note already issued or for which we have accepted an offer to purchase.

The applicable pricing supplement will designate one of the following Base Rates for each Floating Rate Ally Financial Term Note:

•	the Prime Rate (a “Prime Rate Ally Financial Term Note”);

•	the Treasury Rate (a “Treasury Rate Ally Financial Term Note”); or

•	any other Base Rate or interest rate formula as is set forth in such pricing supplement for such Floating Rate Ally Financial Term Note.

As specified in the applicable pricing supplement, a Floating Rate Ally Financial Term Note may also have:

•	a ceiling or upper limitation on the interest rate during any Interest Reset Period (“Maximum Interest Rate”) and/or

•	a floor or lower limitation on the interest rate during any Interest Reset Period (“Minimum Interest Rate”).

Interest rates on a Floating Rate Ally Financial Term Note may not be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan equal to or greater than $250,000 and less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Interest Reset Dates

Each Floating Rate Ally Financial Term Note and the applicable pricing supplement will specify if the interest rate on the Floating Rate Ally Financial Term Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an “Interest Reset Period”) and the date on which the interest rate will be reset (each an “Interest Reset Date”). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Ally Financial Term Notes that reset:

•	daily, on each Business Day;

•	weekly, on the Wednesday of each week; except in the case of Treasury Rate Ally Financial Term Notes, on the Tuesday of each week (except as provided below);

•	monthly, on the third Wednesday of each month;

•	quarterly, on the third Wednesday of January, April, July and October;

•	semi-annually, on the third Wednesday of the specified two months of each year; and

•	annually, on the third Wednesday of the specified month.

The interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as defined below).

Unless otherwise specified in the applicable pricing supplement, if any Interest Reset Date for any Floating Rate Ally Financial Term Note is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day. The interest rate or the formula for establishing the interest rate effective for a Floating Rate Ally Financial Term Note from the Issue Date to the first Interest Reset Date (the “Initial Interest Rate”) will be specified in the applicable pricing supplement.

Interest Payment Dates

Except as provided below, and unless otherwise specified in the applicable pricing supplement, we will pay interest:

•

in the case of Floating Rate Ally Financial Term Notes with a daily, weekly or monthly Interest Reset Date, daily, on the Wednesday of each week, or on the third Wednesday of each month, respectively, as specified in the applicable pricing supplement;

•	in the case of Floating Rate Ally Financial Term Notes with a quarterly Interest Reset Date, on the third Wednesday of January, April, July and October;

•	in the case of Floating Rate Ally Financial Term Notes with a semi-annual Interest Reset Date, on the third Wednesday of the specified two months of each year;

•	in the case of Floating Rate Ally Financial Term Notes with an annual Interest Reset Date, on the third Wednesday of the specified month; and,

•	in each case, at Maturity.

Unless otherwise specified in the applicable pricing supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Ally Financial Term Note falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day and no interest will accrue as a result of any delayed payment. Any payment of principal, premium, if any, and interest, if any, required to be made on a Floating Rate Ally Financial Term Note at Maturity that is not a Business Day will be made on the next succeeding Business Day and no interest will accrue as a result of any delayed payment.

Accrued Interest

Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Interest Payment Date or at Maturity for Floating Rate Ally Financial Term Notes equal to the interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, the Interest Payment Date or Maturity Date (an “Interest Period”).

Unless otherwise specified in the applicable pricing supplement, accrued interest on a Floating Rate Ally Financial Term Note will be calculated by multiplying the principal amount of the Floating Rate Ally Financial Term Note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the interest rate applicable on such day by 360, in the case of Prime Rate Ally Financial Term Notes, or by the actual number of days in the year, in the case of Treasury Rate Ally Financial Term Notes. Except as set forth above, or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding this Interest Reset Date; or

•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the Interest Reset Date (or if none, the Initial Interest Rate).

Rounding

Unless otherwise specified in the applicable pricing supplement, all interest rates on a Floating Rate Ally Financial Term Note will be expressed as a percentage rounded, if necessary, to the nearest one hundred thousandth of a percent (.0000001), with five one- millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or ..0987655)). All U.S. dollar amounts related to interest on Floating Rate Ally Financial Term Notes will be rounded to the nearest cent.

Interest Determination Dates

Unless otherwise specified in the applicable pricing supplement, the “Interest Determination Date” pertaining to an Interest Reset Date for Prime Rate Ally Financial Term Notes will be the second Business Day preceding the Interest Reset Date; and the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Ally Financial Term Note will be the day of the week in which the Interest Reset Date falls on which direct obligations of the United States (“Treasury Bills”) of the applicable Index Maturity (as specified on the face of such Treasury Rate Ally Financial Term Note) are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

Unless otherwise specified in the applicable pricing supplement, the “Calculation Date,” where applicable, pertaining to an Interest Determination Date will be the earlier of:

•	the tenth calendar day after the Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day; or

•	the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

The applicable pricing supplement shall specify a calculation agent (the “Calculation Agent”), which may be Ally, with respect to any issue of Floating Rate Ally Financial Term Notes. Upon your request, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to your Floating Rate Ally Financial Term Note. If at any time the Trustee is not the Calculation Agent, we will notify the Trustee of each determination of the interest rate applicable to any Floating Rate Ally Financial Term Note.

Base Rates on Floating Rate Ally Financial Term Notes

The interest rate in effect with respect to a Floating Rate Ally Financial Term Note from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate that is determined in the manner described in the applicable pricing supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

Prime Rate Ally Financial Term Notes

Prime Rate Ally Financial Term Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Ally Financial Term Notes and any applicable pricing supplement.

“Prime Rate” means:

•	the rate on the applicable Interest Determination Date as published in H.15 under the heading “Bank Prime Loan”; or

•

if the rate referred to in the first clause is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan”; or

•

if the rate referred to in the second clause is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Interest Determination Date; or

•

if fewer than four rates described in the third clause by 3:00 p.m., New York City time, on the related Calculation Date as shown on Reuters Screen US PRIME 1, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the Calculation Agent, in New York City selected by the Calculation Agent; or

•	if the banks selected by the Calculation Agent are not quoting as mentioned in the fourth clause, the rate in effect on the applicable Interest Determination Date.

“H.15” means the weekly statistical release designated as such, or any successor publication published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15 available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update or any successor site or publication.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service or any successor service on the “US PRIME 1 Page” or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Ally Financial Term Notes

Treasury Rate Ally Financial Term Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Ally Financial Term Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “Treasury Rate” means, with respect to any Interest Determination Date, the rate for the auction held on the Interest Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity designated in the applicable pricing supplement, under the heading “Investment Rate” on the display on Moneyline Telerate (or any successor service) on Page 56 (or any replacement page) (“Telerate Page 56”) or page 57 (or any replacement page) (“Telerate Page 57”). If the rate is not published by 3:00 p.m., New York City time on the Calculation Date pertaining to the Interest Determination Date, the rate will be the Bond Equivalent Yield (as defined below) of the rate for Treasury Bills as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If the rate is not published in H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the Bond Equivalent Yield of the auction rate of the Treasury Bills as announced by the United States Department of the Treasury.

In the event that the results of the auction of Treasury Bills having the applicable Index Maturity designated in the applicable pricing supplement are not announced by 3:00 p.m., New York City time, on the Calculation Date or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement as published in H.15 under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If the rate is not yet published in H.15 by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the rate on the Treasury Rate Interest Determination Date of the Treasury Bills as published in H.15 Daily Update, or another recognized electronics source displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” If the rate is not yet published in H.15, H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement. If the dealers selected by the Calculation Agent are not quoting bid rates, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated using the following formula:

Bond Equivalent Yield =	D × N × 100
360 – (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Discount Ally Financial Term Notes

If we issue Ally Financial Term Notes at an Issue Price that is less than the principal amount of the Ally Financial Term Notes, we may designate those Ally Financial Term Notes as “Discount Ally Financial Term Notes” in the applicable pricing supplement. Discount Ally Financial Term Notes may currently pay no interest (in the case of a Discount Ally Financial Term Note that is a Zero-Coupon Ally Financial Term Note) or interest at a rate which is below market rates at the time of issuance. Additional considerations relating to Discount Ally Financial Term Notes will be described in the applicable pricing supplement. See also “U.S. Federal Income Tax Consequences—OID Ally Financial Term Notes” for certain U.S. federal income tax consequences of the ownership and disposition of certain Discount Ally Financial Term Notes.

In order to determine if holders of the requisite amount of outstanding Ally Financial Term Notes under the Indenture have made a demand or given a notice or waiver or taken any other action, where a specified percentage of principal amount outstanding is required, the outstanding principal amount of any Discount Ally Financial Term Note will be its Amortized Face Amount.

Redemption and Repayment

Unless otherwise provided in the applicable pricing supplement:

•	we will not have the option to redeem the Ally Financial Term Notes and the holders will not have the option to require repayment of the Ally Financial Term Notes prior to the Maturity Date;

•	the Ally Financial Term Notes will not be subject to any sinking fund;

•

if less than all of the Ally Financial Term Notes with like tenor and terms are to be redeemed, the Ally Financial Term Notes to be redeemed shall be selected by the Trustee by a method that the Trustee deems fair and appropriate, provided that if the Ally Financial Term Notes are held in book-entry, such selection shall be made in accordance with the procedures of DTC;

•

in order for an Ally Financial Term Note which is prepayable at the option of the holder to be prepaid, we must receive between 30 and 45 days’ notice prior to the repayment date, and the Global Ally Financial Term Note with the form entitled “Option to Elect Repayment” duly completed; and

•

the amount of any Discount Ally Financial Term Note payable upon redemption by us, repayment at your option or acceleration of Maturity, in lieu of the stated principal amount due at the Maturity Date, unless otherwise specified in the applicable pricing supplement, will be the Amortized Face Amount of the Discount Ally Financial Term Note as of the date of the redemption, repayment or acceleration.

If applicable, the pricing supplement relating to each Ally Financial Term Note will indicate that the Ally Financial Term Note will be redeemable at our option or repayable at your option on a date or dates specified prior to its Maturity Date and, unless otherwise specified in the pricing supplement, at a price equal to 100% of the principal amount of the Ally Financial Term Note, together with accrued interest to the date of redemption or repayment, unless such Ally Financial Term Note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon such redemption or repayment.

For a series of Ally Financial Term Notes that are redeemable, such series may be redeemed upon not less than 30 nor more than 60 days’ notice to holders of such Notes. The Company shall give notice to the Trustee not less than 60 days prior to the date designated for redemption of such series of Ally Financial Term Notes to be redeemed. Except as provided in the applicable pricing supplement, such notice to the Trustee shall be irrevocable. Upon receipt of such notice from the Company, the Trustee shall cause such notice of such redemption to be given to holders of the Notes in accordance with the customary procedures of the Depositary.

Exercise of your repayment option, if applicable, is irrevocable. You may not exercise the repayment option except in principal amounts of $1,000 and multiples of $1,000. With respect to the Ally Financial Term Notes, the Depositary’s nominee is the holder of the Ally Financial Term Notes and therefore will be the only entity that can exercise a right to repayment. See “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.” In order to ensure that the Depositary’s nominee will timely exercise a right to repayment with respect to your beneficial interest in an Ally Financial Term Note, you, as the beneficial owner of the interest, must instruct the broker or other direct or indirect participant through which you hold a beneficial interest in the Ally Financial Term Note to notify the Depositary of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers, and accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in an Ally Financial Term Note in order to ascertain the cut-off time by which you must give an instruction in order for timely notice to be delivered to the Depositary. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to you, as a beneficial owner of the Ally Financial Term Notes will be governed by agreements among you and them, subject to any statutory or regulated requirements as may be in effect from time to time.

If applicable, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any repurchase.

We may repurchase Ally Financial Term Notes at any time (including those otherwise tendered for repayment by you or your duly authorized representative pursuant to the Survivor’s Option, see “Repayment upon Death”) at any price or prices in the open market or otherwise. Ally Financial Term Notes purchased by us may, at our discretion, be held or resold or surrendered to the Trustee for cancellation.

Repayment upon Death—The Survivor’s Option

The “Survivor’s Option” is a provision in certain Ally Financial Term Notes pursuant to which we agree to repay an Ally Financial Term Note in that series, if requested by the authorized representative of the beneficial owner of that Ally Financial Term Note (the “Representative”) following the death of the beneficial owner of the Ally Financial Term Note, so long as the Ally Financial Term Note was owned by that beneficial owner at least six months prior to his or her death. The pricing supplement relating to each offering of Ally Financial Term Notes will state whether the Survivor’s Option applies to those Ally Financial Term Notes.

If an Ally Financial Term Note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that Ally Financial Term Note for repayment, we will repay that Ally Financial Term Note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that Ally Financial Term Note plus unpaid interest accrued to the date of repayment (or at a price equal to the Amortized Face Amount for Discount Ally Financial Term Notes and Zero-Coupon Ally Financial Term Notes on the date of such repayment).

To be valid, within one year of the date of death of the deceased beneficial owner, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the Ally Financial Term Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in an Ally Financial Term Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that Ally Financial Term Note, and the entire principal amount of the Ally Financial Term Note so held will be subject to repayment, together with interest accrued thereon to the repayment date. However, the death of a person holding a beneficial ownership interest in an Ally Financial Term Note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the Ally Financial Term Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of an Ally Financial Term Note, will be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements, such as revocable trusts, where one person has substantially all of the beneficial ownership interest in the Ally Financial Term Note during his or her lifetime and the trust has the same social security number as the deceased. For purposes of clarification, trustees of trusts originally established as irrevocable trusts are not eligible to exercise the Survivor’s Option nor may the Survivor’s Option be exercised where Ally Financial Term Notes have been transferred from the estate of the deceased owner by operation of a Transfer on Death. Other than as specifically described in this paragraph, no person other than a Representative of the deceased beneficial owner can exercise the Survivor’s Option.

We may, in our sole discretion, limit the aggregate principal amount of Ally Financial Term Notes as to which exercises of the Survivor’s Option will be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to two percent (2%) of the outstanding aggregate principal amount of the Ally Financial Term Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as we in our sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as we in our sole discretion may determine for any calendar year, the aggregate principal amount of Ally Financial Term Notes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted by us from the authorized representative of any individual deceased beneficial owner of Ally Financial Term Notes in the calendar year (the “Individual Put Limitation”). Moreover, we will not make principal repayments or purchases pursuant to the exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment or purchase of any Ally Financial Term Note, the principal amount of such Ally Financial Term Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Ally Financial Term Notes). Any Ally Financial Term Note (or portion thereof) tendered pursuant to exercise of the Survivor’s Option may be withdrawn by a written request by the representative of the deceased owner received at least 10 calendar days prior to the repayment date of the Ally Financial Term Note.

Each Ally Financial Term Note (or portion of an Ally Financial Term Note) that is tendered pursuant to a valid exercise of the Survivor’s Option will be accepted promptly in the order in which such Ally Financial Term Notes are tendered, except for any Ally Financial Term Note (or portion of an Ally Financial Term Note) the acceptance of which would contravene (i) the Annual Put Limitation or (ii) the Individual Put Limitation with respect to the relevant individual deceased beneficial owner of the Ally Financial Term Notes. If, as of the end of any calendar year, the aggregate principal amount of Ally Financial Term Notes (or portions of an Ally Financial Term Note) that have been accepted pursuant to exercises of the Survivor’s Option during such year has not exceeded the Annual Put Limitation for the year, any exercise(s) of the Survivor’s Option with respect to Ally Financial Term Notes (or portions of an Ally Financial Term Note) not accepted during the calendar year because acceptance would have contravened the Individual Put Limitation with respect to an individual beneficial deceased owner of Ally Financial Term Notes will be accepted in the order in which all such Ally Financial Term Notes (or portions of an Ally Financial Term Note) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for the calendar year. Any Ally Financial Term Note (or portion of an Ally Financial Term Note) accepted for repayment pursuant to exercise of the Survivor’s Option will be repaid on the repayment date, which shall be the first Interest Payment Date that occurs 20 or more calendar days after the date of acceptance or, if earlier, on the maturity date for such Ally Financial Term Note. Each Ally Financial Term Note (or any portion of an Ally Financial Term Note) tendered for repayment that is not accepted in any calendar year due to the Annual Put Limitation, including Ally Financial Term Notes that exceeded the Individual Put Limitation, will be deemed to be tendered in the following calendar year in the order in which all such Ally Financial Term Notes (or portions of an Ally Financial Term Note) were originally tendered, unless any Ally Financial Term Note (or portion of an Ally Financial Term Note) is withdrawn by the Representative for the deceased owner at least 10 calendar days prior to the repayment date for such Ally Financial Term Note. In the event that an Ally Financial Term Note (or any portion of an Ally Financial Term Note) tendered for repayment pursuant to a valid exercise of the Survivor’s Option is not accepted, the Trustee will deliver a notice by first-class mail to the authorized Representative of the deceased beneficial owner that states the reason the Ally Financial Term Note (or portion of an Ally Financial Term Note) has not been accepted for payment.

Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to any Ally Financial Term Note (or portion thereof), the Trustee must receive from the Representative of the deceased beneficial owner within one year of the date of death of the beneficial owner:

(1) an original written request for repayment signed by the Representative of the deceased beneficial owner, and the signature must be medallion guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States;

(2) tender of the Ally Financial Term Note (or portion of the Ally Financial Term Note) to be repaid;

(3) appropriate evidence satisfactory to the Trustee and the Company that (a) the Representative has authority to act on behalf of the deceased beneficial owner, (b) the death of the beneficial owner has occurred (i.e., an original death certificate), (c) the deceased was the beneficial owner of the Ally Financial Term Note at the time of death and that the Ally Financial Term Note was owned by the deceased beneficial owner at least six months prior to the death of such beneficial owner (i.e., a brokerage account statement) and (d) the Ally Financial Term Note is owned at the time of exercise of the Survivor’s Option by the estate of the deceased beneficial owner or other person otherwise eligible to exercise such Survivor’s Option (i.e., a brokerage account statement);

(4) if applicable, a properly executed assignment or endorsement;

(5) if the beneficial interest in the Ally Financial Term Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee and the Company from such nominee attesting to the deceased’s beneficial ownership of the Ally Financial Term Note;

(6) tax waivers and any other instrument or documents that the Trustee and the Company reasonably requires in order to establish the validity of the beneficial ownership of the Ally Financial Term Note and the claimant’s entitlement to payment; and

(7) any additional information the Trustee and the Company reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Ally Financial Term Note.

Subject to our right to limit the aggregate principal amount of Ally Financial Term Notes as to which exercises of the Survivor’s Option will be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee and the Company, in their sole discretion, which determination will be final and binding on all parties.

In the case of repayment pursuant to the exercise of the Survivor’s Option, for Ally Financial Term Notes represented by a Global Ally Financial Term Note, the Depositary or its nominee will be the holder of the Ally Financial Term Note and will be the only entity that can exercise the Survivor’s Option for the Ally Financial Term Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to the Ally Financial Term Note, the Representative must provide to the broker or other entity through which the beneficial interest in the Ally Financial Term Note is held by the deceased owner within one year of the date of death of the beneficial owner of the Ally Financial Term Note:

(1) the documents described in clauses (1), (3), (5), (6) and (7) of the third preceding paragraph; and

(2) instructions to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option.

Such broker or other entity will provide to the Trustee:

(1) the documents received from the Representative referred to in clause (1) of the preceding paragraph;

(2) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner;

(3) a detailed description of the Ally Financial Term Note, including CUSIP, interest rate, if any, Maturity Date; and

(4) the deceased’s social security number.

The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative. See “Description of Ally Financial Term Notes—Book- Entry; Delivery and Form.”

A Representative may obtain the forms used to exercise the Survivor’s Option from The Bank of New York Mellon, Survivor Options Processing - 9th floor, 2001 Bryan Street, Dallas, Texas 75201 or call (800) 254-2826, during normal business hours.

Eligibility for Stripping

Certain issues of Ally Financial Term Notes designated by us (the “Eligible Ally Financial Term Notes”) will be eligible to be separated (“stripped”) into their separate Interest Components and Principal Components (each as defined below) on the book-entry system of the Depositary. The components of an Eligible Ally Financial Term Note are:

•

each future interest payment due on or prior to the Maturity Date or, if the Eligible Ally Financial Term Note is subject to redemption or principal repayment prior to the Maturity Date, the first date on which the Eligible Ally Financial Term Note is subject to redemption or repayment (in either case, the “Cut-off Date”) (each, an “Interest Component”); and

•	the principal payment plus any interest payments due after the Cut-off Date (the “Principal Component”).

Each Interest Component and Principal Component (each a “Component”) will receive a CUSIP number.

An issue of Ally Financial Term Notes that the Depositary is capable of stripping on its book-entry records may be designated by us as eligible to be stripped into Components at the time of original issuance of such Ally Financial Term Notes. We are under no obligation, however, to designate any issue of Ally Financial Term Notes as eligible to be stripped into Components.

For an Eligible Ally Financial Term Note to be stripped into Components, the principal amount of the Eligible Ally Financial Term Note must be in an amount that, based on the stated interest rate of the Eligible Ally Financial Term Note, will produce an interest payment of $1,000 or an integral multiple thereof on each Interest Payment Date for the Ally Financial Term Note.

In some cases, certain Interest Components of two or more issues of Ally Financial Term Notes may be due on the same day. Such Interest Components may have the same or different CUSIP numbers. We expect that most Interest Components due on the same day (regardless of Ally Financial Term Note issue) will have the same CUSIP number. However, we may designate Interest Components from an issue of Ally Financial Term Notes to receive CUSIP numbers different than the CUSIP numbers of Interest Components due on the same day from one or more other issues of Ally Financial Term Notes. We also may designate at any time that any or all Interest Components of issues of Ally Financial Term Notes originally issued on or after a specified time will have CUSIP numbers different than Interest Components of issues of Ally Financial Term Notes originally issued prior to that time.

The Components may be maintained and transferred on the book-entry system of DTC in integral multiples of $1,000. Payments on Components will be made in U.S. dollars on the applicable payment dates (or the succeeding Business Day if payment on the related Ally Financial Term Note is made on such succeeding Business Day as defined in “Description of Ally Financial Term Notes—Glossary”) by credit of the payment amount to DTC or its nominee, as the case may be, as the registered owner of a Component. We expect that we will credit the accounts of the related participants for payment amounts in the same manner as for Ally Financial Term Notes represented by a Global Ally Financial Term Note as set forth in “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

If any modification, amendment or supplement of the terms of an issue of Ally Financial Term Notes requires any consent of holders of Ally Financial Term Notes, the consent with respect to Ally Financial Term Notes that have been stripped is to be provided by the required percentage of the holders of Principal Components. See “Modification of the Indenture.” Holders of Interest Components will have no right to give or withhold such consent.

Currently, at the request of a holder of a Principal Component and all applicable unmatured Interest Components and on the Component holder’s payment of a fee (presently the Depositary’s fee applicable to on-line book-entry securities transfers), the Depositary will restore (“reconstitute”) the Principal Components of a stripped Ally Financial Term Note and the applicable unmatured Interest Components (all in appropriate amounts) to the Ally Financial Term Note in fully constituted form. Generally, for purposes of reconstituting an Ally Financial Term Note, the Principal Component of an issue of Ally Financial Term Notes may be combined with either Interest Components of such issue or Interest Components, if any, from other issues of Ally Financial Term Notes that have the same CUSIP numbers as the unmatured Interest Components of such issue. Component holders wishing to reconstitute Components into an Ally Financial Term Note also must comply with all applicable requirements and procedures of the Depositary relating to the stripping and reconstitution of securities.

The preceding discussion is based on our understanding of the manner in which the Depositary currently strips and reconstitutes eligible securities on its Federal Book-Entry System. The Depositary may cease stripping or reconstituting Eligible Ally Financial Term Notes or may change the manner in which this is done or the requirements, procedures or charges therefor at any time without notice.

Certain Covenants

Limitation on Liens

The Ally Financial Term Notes are not secured by a mortgage, pledge or other lien. So long as any of the Ally Financial Term Notes remain outstanding, we have agreed not to pledge or otherwise subject our property or assets to any lien unless the Ally Financial Term Notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as to the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to any person unless either Ally is the continuing corporation or the new corporation is a domestic corporation and shall expressly assume the interest and principal due under the Ally Financial Term Notes and other covenants and conditions. In either case, the Indenture provides that neither we nor a successor corporation, as applicable, may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Indenture provides that in the case of any such merger or consolidation, or sale or conveyance, either we or the successor company, as applicable, may continue to issue Ally Financial Term Notes under the Indenture.

Modification of the Indenture

The Indenture contains provisions permitting Ally and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Ally Financial Term Notes issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Ally Financial Term Notes which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

•

change the fixed maturity of any Ally Financial Term Note, or reduce its principal amount or any premium, or reduce its rate or extend the time of payment of interest, without the consent of the holder of each affected Ally Financial Term Note;

•	impair the right to institute enforcement of any such payment on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date thereof); or

•

reduce the aforesaid percentage of Ally Financial Term Notes the consent of the holders of which is required for such modification, or the percentage required for the consent of the holders to waive defaults, without the consent of the holders of each Ally Financial Term Note so affected.

The Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the Indenture, without the consent of the holders of the Ally Financial Term Notes at the time outstanding, for one or more of the following purposes, including:

•	to evidence the succession of another corporation to Ally, or successive succession, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of Ally Financial Term Notes;

•

to permit or facilitate the issuance of Ally Financial Term Notes, whether or not then outstanding, in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form and to make all appropriate changes for such purpose;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders of any Ally Financial Term Notes; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Events of Default

An Event of Default with respect to a particular series of Ally Financial Term Notes is defined in the Indenture as a:

•	default in payment of any principal of, or premium, if any, on any Ally Financial Term Notes of such series;

•	default for 30 days in payment of any interest on any of the Ally Financial Term Notes of such series;

•

default in the performance of any other covenant in the Indenture or the Ally Financial Term Notes of such series for 30 days after notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Ally Financial Term Notes of such series then outstanding; or

•	certain events of bankruptcy, insolvency or reorganization.

In case any of the first, second or third Events of Default above shall have occurred and be continuing with respect to the Ally Financial Term Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Ally Financial Term Notes of all series affected thereby then outstanding may declare the principal amount of the Ally Financial Term Notes affected thereby due and payable. In case an Event of Default as set out in the fourth Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all Ally Financial Term Notes then outstanding, voting as a single class, may declare the principal of all outstanding Ally Financial Term Notes to be due and payable (subject to any lesser amount as may be specified in the terms of any Discount Ally Financial Term Notes). Any Event of Default with respect to the Ally Financial Term Notes may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the series of Ally Financial Term Notes, or of all outstanding Ally Financial Term Notes, as the case may be, if sums sufficient to pay all amounts due other than amounts due upon acceleration (subject to any lesser amount as may be specified in the terms of any Discount Ally Financial Term Notes) are provided to the Trustee and all defaults are remedied. We are required to annually file with the Trustee a certificate as to the absence of certain defaults under the terms of the Indenture.

The trustee may withhold notice of any default with respect to any series of Ally Financial Term Notes (except a default in payment of principal of (premium, if any) or interest, if any, on the Ally Financial Term Notes of such series) if the board of directors or executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Ally Financial Term Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and continues, the Trustee is under no obligation to exercise any rights or powers under the Indenture at the request, order or direction of any of the holders of Ally Financial Term Notes, unless such holders of Ally Financial Term Notes have offered the Trustee reasonable indemnity or security.

Subject to provisions for the indemnification of the Trustee and to other limitations, the holders of a majority in principal amount of the Ally Financial Term Notes of any or all series affected (voting as one class) at the time outstanding have the right to direct the time, method and place of any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the Ally Financial Term Notes of any series if (a)(1) we deliver to the Trustee for cancellation all Ally Financial Term Notes of any series theretofore authenticated (other than any Ally Financial Term Notes of such series appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in the Indenture) or (2) all such Ally Financial Term Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and (b) we deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to us in accordance with the Indenture) sufficient to pay at maturity or upon redemption all Ally Financial Term Notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and any other sums payable under the Indenture.

The Indenture contains a provision that permits us to elect, if provided in the applicable supplemental indenture or officers’ certificate establishing the terms of such series, either (a) to be discharged from all of our obligations with respect to all the outstanding Ally Financial Term Notes of any such series or (b) to be released from our obligation to comply with any term, provision, condition or covenant in the applicable supplemental indenture or officers’ certificate establishing the terms of such series. To make either of the above elections, and except as otherwise specified by the applicable supplemental indenture or officers’ certificate establishing the terms of such series, we must have:

(1) either (A) with respect to all outstanding Ally Financial Term Notes of such series, (i) deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness of all outstanding Ally Financial Term Notes of such series for principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date as contemplated in the paragraph below, as the case may be; or (ii) deposited or caused to be deposited with the Trustee as obligations in trust for the purpose such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds thereof), be sufficient to pay and discharge the entire indebtedness on all outstanding Ally Financial Term Notes of such series for principal (and premium, if any), interest, if any, to the stated maturity or any redemption date as contemplated in the paragraph below, as the case may be; or (B) properly fulfilled such other terms and conditions to the satisfaction and discharge as is specified in the applicable supplemental indenture or officers’ certificate establishing the terms of such series, as applicable to the Ally Financial Term Notes of such series, (2) paid or caused to be paid all other sums payable with respect to the outstanding Notes of such series, and (3) delivered to the Trustee an officer’s certificate and opinions of counsel as specified in the Indenture.

Any deposits with the Trustee referred to in (1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any outstanding Ally Financial Term Notes of such series are to be redeemed prior to their stated maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement or otherwise, the applicable escrow trust agreement shall provide therefore and we shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at our expense.

Concerning the Trustee

The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) is the Trustee under the Indenture. The Bank of New York Mellon currently acts on other agreements with Ally in a variety of roles including as a bank, fiduciary and in an agency capacity and such relationships change from time to time.

As trustee of various trusts, The Bank of New York Mellon has purchased our securities and securities of certain of our affiliates.

Concerning the Paying Agents

We shall maintain one or more Paying Agents for the payment of principal of, and premium, if any, and interest, if any, on, the Ally Financial Term Notes. We have appointed The Bank of New York Mellon as our Paying Agent for the Ally Financial Term Notes. We reserve the right, subject to the terms of the Ally Financial Term Notes of any series, to terminate such appointment at any time as to such series and to appoint any other Paying Agent in respect of such notes.

Book-Entry; Delivery and Form

Global Ally Financial Term Notes

Upon issue, all Fixed Rate Ally Financial Term Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global Ally Financial Term Notes and all Floating Rate Ally Financial Term Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Period, Interest Payment Dates, Index Maturity, Spread and/ or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global Ally Financial Term Note (each such registered global note, a “Global Ally Financial Term Note”); provided, that no single Global Ally Financial Term Note will exceed $500,000,000.

The Depositary

Each Global Ally Financial Term Note will be deposited with, or on behalf of, DTC or such other depositary as selected by Ally (DTC or such other depositary as is specified in the applicable pricing supplement is referred to as the “Depositary”) and registered in the name of Cede & Co., DTC’s nominee, or such other Depositary’s nominee as specified in the applicable pricing supplement. Beneficial interests in the Global Ally Financial Term Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC or such other Depositary. Except as set forth below, the Global Ally Financial Term Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Each such Global Ally Financial Term Note will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee.

The Depositary has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

•	securities brokers and dealers, including the Agents;

•	banks and trust companies;

•	clearing corporations; and

•	certain other organizations.

Access to the Depositary’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

Ownership of Global Ally Financial Term Notes

The Depositary advises that pursuant to procedures established by it:

•

upon issuance of the Ally Financial Term Notes represented by a Global Ally Financial Term Note, the Depositary will credit the account of participants designated by the Agents with the principal amounts of the Ally Financial Term Notes purchased by the Agents; and

•

ownership of beneficial interests in the Global Ally Financial Term Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Ally Financial Term Note).

The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Ally Financial Term Note is limited to such extent.

As long as the Depositary’s nominee is the registered owner of the Global Ally Financial Term Note, such nominee for all purposes will be considered the sole owner or holder of the Ally Financial Term Notes under the Indenture. Except as provided below, you will not:

•	be entitled to have any of the Ally Financial Term Notes registered in your name;

•	receive or be entitled to receive physical delivery of the Ally Financial Term Notes in definitive form; or

•	be considered the owners or holders of the Ally Financial Term Notes under the Indenture.

Neither we, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Ally Financial Term Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments

Except as otherwise set forth in a pricing supplement, principal, premium, if any, and interest payments on the Ally Financial Term Notes registered in the name of the Depositary’s nominee will be made by the Trustee to the Depositary’s nominee as the registered owner of the Global Ally Financial Term Note. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Ally Financial Term Notes are registered as the owners of the Ally Financial Term Notes for the purpose of receiving payment of principal, premium, if any, and interest on the Ally Financial Term Notes and for all other purposes whatsoever. Therefore, we do not have, and neither the Trustee nor any Paying Agent has, any direct responsibility or liability for the payment of principal or interest on the Ally Financial Term Notes to owners of beneficial interests in the Global Ally Financial Term Note. The Depositary has advised us and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Ally Financial Term Note as shown on the records of the Depositary.

Payments by participants and indirect participants to owners of beneficial interests in the Global Ally Financial Term Note will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

Certificated Ally Financial Term Notes

Individual certificates in respect of Ally Financial Term Notes will not be issued in exchange for the Global Ally Financial Term Notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with a Global Ally Financial Term Note or, if the Depositary ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor clearing system within 90 days after receiving such notice from the Depositary or on becoming aware that Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of, transfer of, or in exchange for, book-entry interests in the Ally Financial Term Notes represented by the Global Ally Financial Term Note upon delivery of the Global Ally Financial Term Note for cancellation.

In addition, we may at any time determine not to have the Ally Financial Term Notes represented by the Global Ally Financial Term Note and, in such event, will issue Ally Financial Term Notes in definitive form in exchange for the Global Ally Financial Term Note. In either instance, an owner of a beneficial interest in a Global Ally Financial Term Note will be entitled to have Ally Financial Term Notes equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the Ally Financial Term Notes in definitive form. Ally Financial Term Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the Ally Financial Term Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Title

Title to book-entry interests in the Ally Financial Term Notes will pass by book-entry registration of the transfer within the records of the Depositary in accordance with its procedures. Book-entry interests in the Ally Financial Term Notes may be transferred within the Depositary in accordance with procedure established for this purpose by the Depositary.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of Ally’s counsel, the following summary describes the material U.S. federal income tax consequences of the ownership and disposition of the Ally Financial Term Notes. This discussion applies only to Ally Financial Term Notes of a particular series that meet both of the following conditions:

•

they are purchased by initial investors at the “issue price” for that series, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Ally Financial Term Notes of that series is sold for money; and

•	they are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion applies to you only if you are a “U.S. Holder.” You are a “U.S. Holder” if you are a beneficial owner of an Ally Financial Term Note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	an entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules, such as:

•	a financial institution (such as a bank or an insurance company);

•	a tax-exempt organization;

•	a dealer in securities;

•	a person holding Ally Financial Term Notes as part of a “straddle” or an integrated transaction;

•

a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Ally Financial Term Notes to its financial statements under Section 451(b) of the Code;

•	a U.S. Holder whose functional currency is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	a U.S. expatriate; or

•	a person subject to the alternative minimum tax.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend upon your activities and the status of the partners. If you are a partner in a partnership holding Ally Financial Term Notes, you are urged to consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the Ally Financial Term Notes.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which after the date of this prospectus may affect the tax consequences described herein, possibly on a retroactive basis.

This summary does not discuss any aspect of state, local, or non-U.S. taxation, or any U.S. federal tax considerations other than income taxation (such as estate or gift taxation or unearned income Medicare contribution taxation under Section 1411 of the Code).

If you are considering the purchase of Ally Financial Term Notes, you are urged to consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.

Payments of Interest

Unless otherwise specified in the applicable pricing supplement and except as described below, interest paid on an Ally Financial Term Note generally will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. Special rules governing the treatment of interest paid with respect to OID Ally Financial Term Notes, Short-Term Ally Financial Term Notes and Floating Rate Ally Financial Term Notes (each as defined below) are described under “—OID Ally Financial Term Notes,” “—Short-Term Ally Financial Term Notes” and “—Floating Rate Ally Financial Term Notes” below.

OID Ally Financial Term Notes

An Ally Financial Term Note that has a “stated redemption price at maturity” that exceeds its issue price by more than a de minimis amount (described below) will be considered to have been issued with original issue discount for U.S. federal income tax purposes (an “OID Ally Financial Term Note”). The amount of original issue discount will equal the excess of the “stated redemption price at maturity” over the issue price. The “stated redemption price at maturity” of an Ally Financial Term Note equals the sum of all payments required under the Ally Financial Term Note other than payments of “qualified stated interest.” Qualified stated interest is stated interest unconditionally payable in cash or property (other than in our debt instruments) at least annually during the entire term of the Ally Financial Term Note and equal to the outstanding principal balance of the Ally Financial Term Note multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices. In the case of a Floating Rate Ally Financial Term Note that is an OID Ally Financial Term Note, the Treasury regulations that apply to determine the amount of interest, if any, that is treated as qualified stated interest, and that describe the method of calculating and accruing original issue discount on the Ally Financial Term Note, will be discussed in the applicable pricing supplement.

An Ally Financial Term Note will not be considered to have been issued with original issue discount if the amount of the original issue discount is less than a de minimis amount defined by applicable Treasury regulations, generally, 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (or in the case of an Ally Financial Term Note providing for payments prior to maturity of amounts other than qualified stated interest, the “weighted average maturity” as defined by applicable Treasury regulations). If you hold an Ally Financial Term Note with a less than de minimis amount of original issue discount, you will generally include this original issue discount in income as capital gain on a pro rata basis as principal payments are made on the Ally Financial Term Note.

If you hold an OID Ally Financial Term Note that is not a Short-Term Ally Financial Term Note, you will be required to include qualified stated interest in income as described above under “—Payments of Interest,” and original issue discount in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, generally before the receipt of cash payments attributable to this income. Under this method, you generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

You may make an election (a “Constant-Yield Election”) to include in income all interest that accrues on an Ally Financial Term Note (including stated interest, original issue discount and de minimis original issue discount) in accordance with a constant-yield method based on the compounding of interest. If you are considering making the election, you should consult your tax adviser with respect to the rules applicable to the election.

Short-Term Ally Financial Term Notes

Under the applicable Treasury regulations, an Ally Financial Term Note that matures (after taking into account the last possible date that the Ally Financial Term Note could be outstanding under its terms) one year or less from its date of issuance (a “Short-Term Ally Financial Term Note”) will be treated as being issued with original issue discount, the amount of which will be equal to the excess of the sum of all payments (including stated interest, if any) on the Short-Term Ally Financial Term Note over its issue price. In general, if you are a cash-method holder of a Short-Term Ally Financial Term Note, you will not be required to accrue original issue discount on a Short-Term Ally Financial Term Note for U.S. federal income tax purposes unless you elect to do so. If you do not make this election, you should include the stated interest payments on a Short-Term Ally Financial Term Note, if any, as ordinary interest income at the time they are received. If you make the election or you are an accrual-method holder, you will be required to include in income original issue discount on the Short- Term Ally Financial Term Note as it accrues on a straight-line basis, unless you elect to use the constant-yield method (based on a daily compounding).

At maturity of a Short-Term Ally Financial Term Note, any gain realized will be treated as ordinary income. Upon a sale, exchange, retirement or other disposition of a Short-Term Ally Financial Term Note, any gain you recognize should be treated as ordinary income to the extent of the original issue discount accrued, if any, on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) and otherwise as short-term capital gain. Any loss you recognize will be treated as a capital loss. If you are a cash method taxpayer and you do not make the election to include the original issue discount in income on an accrual basis, you will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the Short-Term Ally Financial Term Note until you include the original issue discount on the Short-Term Ally Financial Term Note in income. You should consult your tax adviser regarding these deferral rules.

Floating Rate Ally Financial Term Notes

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that a Floating Rate Ally Financial Term Note will qualify as a “variable rate debt instrument.” Under the applicable Treasury regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with original issue discount. In general, for this purpose, a variable rate debt instrument may be required to be converted into an equivalent fixed rate debt instrument and then analyzed under the rules described above in “—OID Ally Financial Term Notes.” You should consult your tax adviser with respect to the method of converting a variable rate debt instrument into a fixed rate debt instrument and the application of these rules. Other than amounts treated as original issue discount, all stated interest that is unconditionally payable in cash or in property (other than our debt instruments) will constitute qualified stated interest and will be taxed as described above in “—Payments of Interest.” If a Floating Rate Ally Financial Term Note does not qualify as a “variable rate debt instrument,” the Floating Rate Ally Financial Term Note will be treated as a “contingent payment debt instrument,” the treatment of which will be described in the applicable pricing supplement.

Redeemable Ally Financial Term Notes

We may have the option to redeem certain Ally Financial Term Notes prior to the Maturity Date, or you may have the option to require the Ally Financial Term Notes to be repaid prior to the Maturity Date (e.g., Ally Financial Term Notes with a Survivor’s Option). Ally Financial Term Notes containing these features may be subject to rules that differ from the general rules discussed above. Any additional U.S. federal income tax consequences arising as a result of the existence of these features with respect to a series of Ally Financial Term Notes will be discussed in the applicable pricing supplement. If you intend to purchase Ally Financial Term Notes with these features, you should carefully examine the applicable pricing supplement and consult your tax adviser with respect to these features.

Eligible Ally Financial Term Notes Stripped into Interest and Principal Components

The U.S. federal income tax consequences of the ownership and disposition of Ally Financial Term Notes that by their terms are eligible to be stripped into their separate Interest Components and Principal Components will be summarized in the applicable pricing supplement.

Sale, Exchange, Retirement or Other Disposition

Upon the sale, exchange, retirement or other disposition of an Ally Financial Term Note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition and your adjusted tax basis in the Ally Financial Term Note. Your adjusted tax basis in an Ally Financial Term Note will equal your cost of the Ally Financial Term Note, increased by the amounts of any original issue discount that you previously included in income with respect to the Ally Financial Term Note and reduced by any principal payments you received and any other payments previously made to you that did not constitute qualified stated interest. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest, as described under “—Payments of Interest” above.

Subject to the discussion above under the caption “—Short-Term Ally Financial Term Notes,” gain or loss recognized on the sale, exchange, retirement or other disposition of an Ally Financial Term Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the Ally Financial Term Note has been held for more than one year. If you are a noncorporate U.S. Holder, any long-term capital gain you recognize is subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns may be filed with the Internal Revenue Service (“IRS”) in connection with payments on the Ally Financial Term Notes (including original issue discount) and the proceeds from a sale, exchange, retirement or other disposition of the Ally Financial Term Notes. You will be subject to backup withholding on these payments if you fail to timely provide your correct taxpayer identification number and comply with certain certification procedures unless you otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Under the terms of the Selling Agent Agreement dated August 31, 2022, the Ally Financial Term Notes will be offered on a delayed or continuous basis through InspereX LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC who have agreed to use their reasonable efforts to solicit purchases of the Ally Financial Term Notes. We may also appoint, additional Agents to solicit sales of the Ally Financial Term Notes and any solicitation and sale of the Ally Financial Term Notes by such additional Agents will be substantially on the same terms and conditions to which the Agents have agreed. We will pay the Agents a gross selling concession to be divided among themselves as we shall agree. The concession will be payable to the Purchasing Agent in the form of a discount ranging from 0.300% to 3.150% of the non-discounted price for each Ally Financial Term Note sold. We will have the sole right to accept offers to purchase Ally Financial Term Notes and may reject any proposed purchase of Ally Financial Term Notes in whole or in part. Each agent will have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We can withdraw, cancel or modify the offer without notice.

In addition, we may sell Ally Financial Term Notes directly on our own behalf.

Following the solicitation of orders, the Agents, severally and not jointly, may purchase Ally Financial Term Notes from us through the Purchasing Agent as principal for their own accounts. Unless otherwise set forth in the applicable pricing supplement, the Ally Financial Term Notes will be resold to one or more investors and other purchasers at a fixed public offering price. In addition, the Agents may offer the Ally Financial Term Notes they have purchased as principal to other registered dealers in good standing. The Agents may sell Ally Financial Term Notes to any such dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not, during the distribution of the Ally Financial Term Notes, be in excess of the discount to be received by such agent from the Purchase Agent. The Purchase Agent may sell Ally Financial Term Notes to any such dealer at a discount not in excess of the discount it received from us. After the initial public offering of Ally Financial Term Notes to be resold by an Agent to investors and other purchasers, we may change the public offering price (for Ally Financial Term Notes to be resold at a fixed public offering price), the concession and the discount.

Each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Ally Financial Term Notes may be offered for sale only in the United States where it is legal to make such offers. Only offers and sales of the Ally Financial Term Notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where the prospectus and the accompanying pricing supplement must be delivered, are made pursuant to the registration statement of which the prospectus, as supplemented by any pricing supplement, is a part.

Each Agent has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Ally Financial Term Notes or possesses or distributes this prospectus or the accompanying pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Ally Financial Term Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither we nor any other agent will have responsibility therefore.

The Ally Financial Term Notes will not have an established trading market when issued. We do not intend to apply for the listing of the Ally Financial Term Notes on any securities exchange in the United States, but have been advised by the Agents that the Agents may make a market in the Ally Financial Term Notes as permitted by applicable laws and regulations. The Agents may make a market in the Ally Financial Term Notes but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you as to the liquidity of any trading market for any Ally Financial Term Notes. All secondary trading in the Ally Financial Term Notes will settle in immediately available funds.

In connection with an offering of the Ally Financial Term Notes, the rules of the Securities and Exchange Commission permit the Purchasing Agent to engage in certain transactions that stabilize the price of the Ally Financial Term Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Ally Financial Term Notes. If the Purchasing Agent creates a short position in the Ally Financial Term Notes in connection with an offering of the Ally Financial Term Notes (i.e., if it sells a larger principal amount of the Ally Financial Term Notes than is set forth on the cover page of the applicable pricing supplement), the Purchasing Agent may reduce that short position by purchasing Ally Financial Term Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Ally Financial Term Notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Ally Financial Term Notes offered hereby. Any such short positions could adversely affect future trading prices of the Ally Financial Term Notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a pricing supplement. We incorporate by reference in this prospectus the documents listed below:

(a)

Annual Report on Form 10-K for the year ended December  31, 2021 (including information specifically incorporated by reference into the Annual Report, including information from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2022);

(b)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022; and June 30, 2022 and

(c)	Current Reports on Form 8-K filed on January 11, 2022 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 4, 2022 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01) and June 9, 2022.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any pricing supplement, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Unless specifically listed or described under “Information Incorporated by Reference” above, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Information about us, including our SEC filings, is also available at our Internet site at http://www.ally.com. However, the information on our Internet site is not a part of this prospectus or any pricing supplement.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Charlotte Center

Attention: Investor Relations

601 S. Tryon Street, 25th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

LEGAL OPINIONS

The validity of the Ally Financial Term Notes offered pursuant to this prospectus will be passed upon for Ally by Ryan J. Rettmann, Esq., Counsel of Ally Financial Inc., and for the Agents by Davis Polk & Wardwell LLP, New York, New York.

Davis Polk &Wardwell LLP, New York, New York acts as counsel to the Board of Directors of Ally Financial Inc. and acts as counsel to Ally Financial Inc. in various matters.

EXPERTS

The financial statements of Ally Financial incorporated by reference in this prospectus, and the effectiveness of Ally Financial’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

Securities and Exchange Commission registration fee	$	(a)
Printing and distribution expenses		(b)
Fees and expenses of Trustee		(b)
Legal fees and expenses (including FINRA / blue sky fees)		(b)
Accountants’ fees and expenses		(b)
Rating Agencies’ fees		(b)
Miscellaneous expenses		(b)

Total	$	(b)

(a)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).
(b)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section A of Article VIII of Ally’s Certificate of Incorporation provides that, to the extent permitted by the DGCL, no director of Ally shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

Section B of Article VIII of Ally’s Certificate of Incorporation provides that, to the fullest extent permitted by, and subject to the requirements of, the DGCL, and to the extent of its assets legally available for such purpose, Ally will indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Ally from and against any and all loss, cost, damage, fine, expense (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred) or liability actually and reasonably incurred by the person in connection with such proceeding.

The directors and officers of Ally are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by Ally. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify Ally’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Ally by or on behalf of such indemnifying party.

ITEM 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1*	Form of Selling Agent Agreement.

4.1	Form of Indenture, dated as of September 24, 1996, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-12023 dated September 19, 1996.

4.1.1	First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-48207 dated March 18, 1998.

4.1.2	Second Supplemental Indenture, dated as of June 30, 2006, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-136021 dated June 30, 2006.

4.1.3	Third Supplemental Indenture, dated as of August 24, 2012, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-183535 dated August 24, 2012.

4.1.4	Fourth Supplemental Indenture, dated as of August 24, 2012, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-183535 dated August 24, 2012.

4.3.1	Form of Ally Financial Term Notes in global form (included in Exhibit 4.1).

4.3.2	Form of Series A Ally Financial Term Note in global form, incorporated by reference to Registration Statement No. 333-183535 dated August 24, 2012.

5.1**	Opinion of Ryan J. Rettmann, Esq., Counsel to Ally Financial Inc.

8.1**	Opinion of Tax Counsel.

23.1*	Consent of Deloitte & Touche LLP.

23.2**	Consent of Counsel (included in Exhibit 5.1).

23.3**	Consent of Counsel (included in Exhibit 8.1).

24.1**	Power of Attorney (included on the signature page of the Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to the Indenture, dated as of September 24, 1996.

99.1*	Form of pricing supplement (included in Exhibit 1.1).

107.1*	Calculation of Filing Fee Tables.

*	Filed herewith.
**	Previously filed as an exhibit to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 31, 2022.

Ally Financial Inc.

By:	/s/ Jeffrey J. Brown
Name: Jeffrey J. Brown
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeffrey J. Brown	Chief Executive Officer and Director	August 31, 2022
Name: Jeffrey J. Brown	(Principal Executive Officer)

*	Chief Financial Officer	August 31, 2022
Name: Jennifer A. LaClair	(Principal Financial Officer)

/s/ David J. DeBrunner	Chief Accounting Officer and Corporate Controller	August 31, 2022
Name: David J. DeBrunner	(Principal Accounting Officer)

*	Director	August 31, 2022
Name: Kenneth J. Bacon

*	Director	August 31, 2022
Name: Maureen A. Breakiron-Evans

*	Director	August 31, 2022
Name: William H. Cary

*	Director	August 31, 2022
Name: Mayree C. Clark

*	Director	August 31, 2022
Name: Kim S. Fennebresque

*	Director	August 31, 2022
Name: Franklin W. Hobbs

*	Director	August 31, 2022
Name: Marjorie Magner

*	Director	August 31, 2022
Name: Brian H. Sharples

*	Director	August 31, 2022
Name: Michael F. Steib

* By:	/s/ David J. DeBrunner	August 31, 2022
Name: David J. DeBrunner
Title: Attorney-In-Fact